EXHIBIT 10.1


                        CURE AND ASSUMPTION AGREEMENT


     This CURE AND ASSUMPTION AGREEMENT ("Agreement"), by and among El Paso Electric Company, a Texas corporation ("EPE"), Debtor and Debtor In Possession in its proceedings under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101-1330 (the "Code") currently pending in the United States Bankruptcy Court for the Western District of Texas (the "Court"), Case No. 92-10148 FM (the "Case"); each of Arizona Public Service Company ("APS"), Salt River Project Agricultural Improvement and Power District ("SRP"), Southern California Edison Company ("SCE"), Public Service Company of New Mexico ("PNM"), Southern California Public Power Authority ("SCPPA"), and the Department of Water and Power of the City of Los Angeles ("LADWP"), as the other participants, along with EPE (the "Participants"), in the Arizona Nuclear Power Project ("ANPP") pursuant to the ANPP
Participation Agreement, dated as of August 23, 1973, as amended by Amendment Nos. 1 through 13 thereto (the "Participation Agreement"); each of APS, SRP, SCE, PNM, SCPPA, and LADWP, as the other parties, along with EPE (the "Switchyard Participants"), to the ANPP High Voltage Switchyard Participation Agreement, dated as of August 20, 1981, as amended (the "Switchyard Agreement"); and each of APS, SRP, and PNM, as the other parties, along with EPE (the "Valley Transmission Participants"), to the ANPP Valley Transmission System Participation Agreement, dated as of August 20, 1981, as amended (the "Valley Transmission Agreement"), is entered into as of November 19, 1993.

     Capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meanings assigned to such terms in the Participation Agreement. When used herein, the term "Other Parties" shall mean each and all of the parties to this Agreement other than EPE, and the term "Other Participants" shall mean each and all of the Participants other than EPE. Where used herein the term "Assume" shall mean "assume" as such term is used in Section 365 of the Code. The terms "include" and "including" are not limiting, regardless of whether accompanied by the additional words "but not limited to," or words of similar impact.

                              R E C I T A L S:

     a. On January 8, 1992 (the "Petition Date"), EPE filed its petition for relief under Chapter 11 of the Code in the Court.

     b. On February 13, 1992, the Court approved a stipulation (the "Stipulation") between EPE and APS, as Operating Agent, which among other things allocated $9,255,000 of the invoices previously rendered to EPE under the Participation Agreement as pre-petition general unsecured claims of the Other Participants.

     c. On September 9, 1992, EPE filed a complaint which commenced Adversary Proceeding No. 92-1285FM (including all related proceedings and contested matters, if any, the "Lease Litigation") before the Court.

     d. EPE has proposed its "Modified Third Amended Plan of Reorganization," as corrected September 15, 1993 (together with any modified or amended plan proposed by EPE providing for the acquisition of EPE by Central and South West Corporation ("CSW") by means of a merger between EPE and a wholly-owned, special purpose subsidiary of CSW, with EPE as the surviving corporation ("Reorganized EPE"), generally referred to as the "Plan"). For purposes of this Agreement, references to the "Effective Date" shall mean the Effective Date as provided in the Plan, and references to EPE will be deemed to refer also to Reorganized EPE with respect to any period on or after the Effective Date, notwithstanding any separate references to Reorganized EPE herein.

     e.   EPE  and  the  Other Parties  hereto  desire  to  provide in  this
Agreement for the terms and conditions under which EPE would cure its defaults under and Assume the Participation Agreement, the Switchyard Agreement, the Valley Transmission Agreement, and related contracts described or scheduled herein.

     f. The Other Participants believe that the Participation Agreement and related agreements are contracts and/or agreements that are not capable of being Assumed pursuant to Code Section 365 without the consent of the Other Participants; EPE disagrees and believes that said agreements are subject to assumption under Code Section 365; notwithstanding said positions, the Parties have agreed to settle and provide that Assumption will be allowed pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and subject to the terms and conditions stated herein, the parties hereto agree as follows:

     1. EPE Assumption. Subject to all of the terms and conditions set forth in this Agreement, EPE agrees to Assume, on the Effective Date, the Participation Agreement, the Switchyard Agreement, the Valley Transmission Agreement, and to the extent that EPE is not precluded from such assumption, the following executory agreements and unexpired leases relating to the ownership, operation, and maintenance of ANPP, the ANPP High Voltage Switchyard, and/or the "Transmission System," as such term is defined in the Valley Transmission Agreement (the "Valley Transmission System"):

          (a)  all of the Project Agreements;

          (b) all Nuclear Fuel Agreements, and all nuclear fuel agreements relating to the purchase, sale, lease, transfer, disposition, storage, transportation, mining, conversion, milling, enrichment, processing, fabrication, and reprocessing of any Nuclear Fuel for use in, used in or removed from a Reactor entered into by the Project Manager or the Operating Agent on behalf of EPE or pursuant to which EPE is a party, excluding the "RGRT Agreement" (as such term is defined in the Plan);

          (c)  all   agreements  between   EPE   (or  EPE   and  the   Other
          Participants or any of them) and any third party for land, land rights, or water rights relating to ANPP;

          (d) certain agreements listed on Schedule 1 hereto relating to tax or other indemnification obligations between EPE and the Other Participants, or any of them (the "Tax Agreements");

          (e) certain agreements listed on Schedule 2 hereto entered into pursuant to or relating to the Switchyard Agreement and/or the Valley Transmission Agreement or relating to the ANPP High Voltage Switchyard and/or the Valley Transmission System or pursuant to which the ANPP High Voltage Switchyard and/or the Valley Transmission System are constructed, operated, or owned by the participants; and

          (f) certain agreements listed on Schedule 3 hereto entered into pursuant to or relating to the Participation Agreement or relating to ANPP or pursuant to which ANPP is constructed, operated, or owned by the Participants

     (collectively, the  "ANPP Assumed  Agreements").   Notwithstanding  any
     provision of this Agreement to the contrary, EPE shall have no obligation to assume the Palo Verde Leases, and the Palo Verde Leases shall not constitute ANPP Assumed Agreements. EPE agrees that the Palo Verde Leases do not include the Tax Agreements. After the Effective Date, nothing in the Case, the Plan, or any order confirming the Plan (the "Confirmation Order") shall entitle EPE to interfere with, oppose, or deny prior operating procedures and actions taken, conducted, and approved by the Participants prior to the Effective Date, except in accordance with procedures provided under the ANPP Assumed Agreements. Any cure and Assumption by EPE of the ANPP Assumed Agreements shall be deemed to have occurred only upon the Effective Date.

     2.   EPE Payments under the  ANPP Assumed Agreements.  On,  or promptly following, the date of entry of the Confirmation Order (the "Confirmation Date"), subject to all of the terms and conditions set forth in this Agreement, as a condition of its Assumption of the ANPP Assumed Agreements, EPE will pay the following amounts to the following persons:

          (a) the amount of $9,255,000.00 under the Participation Agreement to the Operating Agent for the benefit of all of the Other Participants;

          (b) the amount of $38,658.50 under the Switchyard Agreement, to SRP, as operating agent under the Switchyard Agreement, for the benefit of all of the Switchyard Participants, other than EPE; and

          (c) the amount of $12,933.47 under the Valley Transmission Agreement to SRP, as operating agent under the Valley Transmission Agreement, for the benefit of all of the Valley Transmission Participants, other than EPE.

     If this Agreement is terminated pursuant to Sections 8(c) or 11 hereof, the amounts specified in subparagraphs (a) through (c) of this Section 2 shall be returned and repaid by the Operating Agent, SRP as operating agent under the Switchyard Agreement, and SRP as operating agent under the Valley Transmission Agreement, respectively, to EPE without interest promptly upon receipt of a wire transfer number evidencing transfer from EPE of the amounts described in Section 3(i) of this Agreement.

     3. Parties' Agreement To Actions. The parties agree to the following actions and agreements:

          (a) to the Assumption by EPE of the ANPP Assumed Agreements on the Effective Date without further requirements or steps to comply with Section 365 of the Code, and the Other Parties hereby waive as of the Effective Date, any otherwise applicable issues as to compliance with Section 365; provided, however, that EPE may not so Assume unless it (i) has paid its participant-share of all outstanding and due invoices and assessments presented by the operating agents under or pursuant to the Participation Agreement, the Switchyard Agreement, and the Valley Transmission Agreement;
          (ii) is in compliance with all payment, funding, and any other material obligations pursuant to Section 8A.7.2 of the Participation Agreement; and (iii) otherwise has complied in all material respects with the terms and conditions of this Agreement; provided, however, that unless any of the Other Parties informs EPE by written notice, on or before the Confirmation Date, that EPE is not in compliance with this Agreement, and specifies the nature of such noncompliance, EPE shall be deemed to be in compliance with this Agreement as of the Confirmation Date;

          (b) that EPE's payment of the amounts set forth in Section 2 of this Agreement in compliance with said Section shall constitute a complete and full accord, satisfaction, settlement, and cure of all payment defaults of EPE (as to which EPE is the sole defaulting Participant) existing and known by the Other Parties as of the date of a Court order approving this Agreement (the "Court Approval Date"), together with all interest thereon accruing through and including the Confirmation Date, under the Participation Agreement, the Switchyard Agreement, the Valley Transmission Agreement and all other ANPP Assumed Agreements; provided, however, that nothing contained in this Agreement or pursuant to any discharge or release in or pursuant to the Plan, the Confirmation Order, any order of the Court requiring the filing of claims by a deadline (the "Bar Date"), or the Code shall operate to relieve EPE of any other liability or obligation it may have that is asserted under any of the ANPP Assumed Agreements for liabilities and obligations which are assessed or asserted against EPE in common with one or more of the Other Parties;

          (c) that, on the Effective Date, except as to claims that may be asserted and which are preserved under Section 12 hereof, (i) EPE shall, by the terms of this Agreement, be released and discharged from (A) any and all claims, causes of action, rights of termination, and all other rights and remedies of any other kind and nature at law or equity held by any of the Other Parties arising from actions taken or failures to act by EPE in the Lease Litigation prior to the Court Approval Date and (B) any other defaults of EPE under the ANPP Assumed Agreements existing and known by the Other Parties prior to the Court Approval Date, and
          (ii) the Other Parties shall, by the terms of this Agreement, be released and discharged from any and all claims, causes of action, rights of termination and all other rights and remedies of any other kind and nature at law or equity held by EPE arising from any defaults of any of the Other Parties under the ANPP Assumed Agreements existing and known by EPE prior to the Court Approval Date; provided, however, that nothing in this Agreement, or pursuant to the Plan, the Confirmation Order, the Bar Date, or the Code shall operate to relieve EPE and/or any of the Other Parties of any liability or obligation it or they may have that may be assessed or asserted under any of the ANPP Assumed Agreements against two or more of the participants in common, and further provided, however, that nothing in this paragraph shall diminish or impair the Release referred to in Section 5 hereof;

          (d) that the release and discharge by EPE pursuant to Section 3(c)(ii) above shall be deemed to apply to claims and causes of action against the Other Parties solely in their capacities as participants, but not in their capacities as operating agents;

          (e) that, on the Effective Date, except as to claims that may be asserted and which are preserved under Section 12 hereof, EPE shall, by the terms of this Agreement, be released by the Other Parties from any liability for attorneys' fees and administrative costs or claims incurred in connection with the Case at any time prior to the Confirmation Date, not to include any such attorneys' fees and administrative costs or claims (i) that might arise from any of the Other Parties' transactions with EPE regarding the sale of power or transmission other than pursuant to the ANPP Assumed Agreements; or (ii) that may be asserted by any of the Other Parties which are unrelated to the ANPP Assumed Agreements;

          (f) that, notwithstanding any and all other provisions of this Agreement, including without limitation subparagraphs 3(c), (d), and (e) above, if EPE shall assert in writing any claims, causes of action, rights of termination or other rights and remedies of any kind or nature at law or equity existing and known by EPE prior to the Court Approval Date and arising from any actual or alleged act or failure to act prior to the Court Approval Date ("Claims") by APS or SRP, respectively, in their respective capacities as operating agent under any of the ANPP Assumed Agreements, any and all releases and discharges granted by APS or SRP, respectively (whichever is the subject of such Claims), to EPE pursuant to subparagraph 3(c)(i)(B), (d), or (e) above shall forthwith become null, void and of no further force or effect; and APS or SRP, respectively (whichever is the subject of such Claims), shall be entitled to assert any and all claims, causes of actions, rights of termination and other rights and remedies free of the provisions of subparagraphs 3(c)(i)(B), (d), and (e) above and of the releases and discharges to which reference is made therein;

          (g) that, immediately upon its receipt of the payments specified in Section 2 of this Agreement, APS, as Operating Agent, shall pay to EPE the amount of $3,818,409.62 representing amounts withheld by APS, as of the date hereof, and not distributed to EPE under the Participation Agreement;

          (h) that, immediately upon its receipt of the payments specified in Section 2 of this Agreement, SRP, as operating agent under the Switchyard Agreement and the Valley Transmission Agreement, shall pay to EPE the respective amounts of $8,047.92 and $12,708.88, representing amounts withheld by SRP, as operating agent under such agreements, as of the date hereof, and not distributed to EPE under the Switchyard Agreement and the Valley Transmission Agreement, respectively;

          (i) that if this Agreement is terminated pursuant to Sections 8(c) or 11 hereof, the amounts specified in subparagraphs (g) and
          (h) of this Section 3 shall be returned and repaid without interest to the respective operating agents by EPE promptly and in any event within five (5) business days of such termination; and

          (j) that, on the Effective Date, solely for purposes of the Plan, the Other Parties shall be deemed to have withdrawn any and all proofs of claims filed in the Case by APS, as Operating Agent, SRP, as operating agent under the Switchyard Agreement and the Valley Transmission Agreement, and the Other Parties solely in their capacities as parties to and/or participants under the ANPP Assumed Agreements; provided, however, that such action by the Other Parties shall have no effect on any liability or obligation of EPE hereunder or under the ANPP Assumed Agreements.

     The intent of this Agreement (including but not limited to this Section
     3) is that if, for example and not by way of limitation, a claim such as an environmental claim is made against any of the parties hereto for damages commencing on the date of an act, event, or occurrence whether before or after the Petition Date, then EPE, as a participant under the Participation Agreement, the Switchyard Agreement, and/or the Valley Transmission Agreement, as the case may be, shall be and remain liable for its pro rata share, based upon its full participant interest pursuant to such agreements, of any damages awarded on account of such claim, notwithstanding any and all provisions or effect of this Agreement, the Plan, the Confirmation Order, the Bar Date, or the Code. To the extent this Agreement releases, waives, or limits claims of the Other Parties against EPE or of EPE against the Other Parties, as the case may be, such claims are limited to those which result solely from breaches of EPE or the Other Parties but not to liabilities or obligations which are assessed or asserted against EPE in common with one or more of the Other Parties or which result, directly or indirectly, from claims by entities other than the Other Parties against EPE in common with one or more of the Other Parties.

     4. Interim Agreements. Subject to all of the terms and conditions set forth in this Agreement, during the period after the Confirmation Date and until and including the earlier to occur of the Effective Date and the date upon which this Agreement shall have been terminated in accordance with Section 8(c) or 11 hereof:

          (a) EPE and the Other Parties agree that, with respect to all matters relating to the ANPP Assumed Agreements, EPE and the Other Parties shall be governed by the provisions of such ANPP Assumed Agreements and this Agreement; provided, however, that this section (i) shall not impair EPE's right to assert, or prohibit EPE from asserting, any argument or defense that the Court should assume or exercise jurisdiction, and (ii) shall not impair the Other Parties' right to assert, or prohibit the Other Parties from asserting, any argument or defense that the Court should not assume or exercise jurisdiction. Notwithstanding the preceding sentence, none of the automatic stay of Section 362 of the Code, the post-confirmation injunction of Sections 524 and 1141 under the Code, or any stay or injunction under the Plan or the Confirmation Order shall be applicable to any actions or remedies taken by the Other Parties under the ANPP Assumed Agreements (including the giving of notice of default and implementation of appropriate remedies and enforcement procedures) to address any action or inaction of EPE subsequent to the Confirmation Date.

          (b) Except as expressly provided in Section 3 hereof, nothing contained in this Agreement or pursuant to the Plan, the Confirmation Order, the Bar Date, or including without limitation any discharge, injunction, or release pursuant to the Plan or the Confirmation Order shall operate to waive, affect, or restrict in any manner whatsoever the rights of the Other Parties or of EPE under any of the ANPP Assumed Agreements to enforce in accordance therewith any and all rights thereunder with respect to any default or breach of EPE or the Other Parties under such agreements. No waiver or release contained herein with respect to any default or breach of EPE or the Other Parties under any of the ANPP Assumed Agreements will be deemed to have waived any subsequent default or breach of EPE or the Other Parties under any of the ANPP Assumed Agreements notwithstanding the similarity of said subsequent default or breach to similar defaults or breaches of EPE or the Other Parties waived or released herein; provided, however, that the Other Parties agree that, except as provided in
          Section 3(a) hereof, they will not assert any defaults or breaches under the ANPP Assumed Agreements as a bar to EPE's assumption of the ANPP Assumed Agreements.

          (c) Nothing contained in this Agreement, the Case, the Plan, or the Confirmation Order shall entitle EPE to interfere with, oppose, or deny prior operating procedures and actions taken, conducted, and approved by the ANPP Participants pursuant to the ANPP Assumed Agreements, except in accordance with procedures provided under the ANPP Assumed Agreements.

     5. Limited Waiver and Release. Concurrently with the execution of this Agreement, EPE and APS will execute the limited waiver of statute of limitations attached hereto as Appendix A and made a part hereof by reference (the "Limited Waiver"). On the Effective Date, EPE and each of the Other Parties will execute and deliver the release attached hereto as Appendix B and made a part hereof by reference (the "Release").

     6. Form of Payments. All payments required pursuant to Sections 2 and 3 of this Agreement shall be made by wire transfer of cash or immediately available funds pursuant to written instructions from the party to whom payment is to be made.

     7. No Amendment or Change. Nothing in this Agreement shall constitute or be deemed to constitute any amendment, change, or modification of any type or nature of any of the ANPP Assumed Agreements.

     8.   The Plan.

          (a) It is the intent of the Parties to this Agreement that (i) this Agreement be approved by the Court, become effective, and continue to be effective and binding on EPE as a party hereto,
          (ii) EPE's Assumption of the ANPP Assumed Agreements in accordance with this Agreement is a condition precedent to the effectiveness of the Plan, (iii) subject to the provisions of Section 11(d) hereof, this Agreement will be the exclusive procedure by which EPE can Assume the ANPP Assumed Agreements, and (iv) notwithstanding anything to the contrary in the Plan, including but not limited to Section 7.7 thereof, or in the Merger Agreement (as such term is defined in the Plan), in the event of any inconsistency between the Plan or the Merger Agreement and this Agreement, this Agreement will control.

          (b) EPE shall use all reasonable efforts, in good faith, to obtain a Confirmation Order which provides that (i) EPE's Assumption of the ANPP Assumed Agreements in accordance with this Agreement is a condition precedent to the effectiveness of the Plan, (ii) subject to the provisions of Section 11 hereof, this Agreement will be the exclusive procedure by which EPE can Assume the ANPP Assumed Agreements, and (iii) notwithstanding anything to the contrary in the Plan, including but not limited to Section 7.7 thereof, or in the Merger Agreement (as such term is defined in the Plan), in the event of any inconsistency between the Plan or the Merger Agreement and this Agreement, this Agreement will control.

          (c) In the event that the Confirmation Order does not contain all of the provisions of Section 8(b)(i), (ii) and (iii) set forth above, then any of the Other Parties may terminate this Agreement, in which case this Agreement shall be void and of no further
          effect.   Upon such  a termination, any  extensions provided under
          Section 9 or provided under any separate stipulations of the parties shall survive and control. If the Agreement is not terminated by the Other Parties on or prior to the Confirmation Date, then EPE shall be deemed to be in full compliance with this Agreement on the Confirmation Date, and unless terminated in accordance with Section 11 herein, this Agreement shall be the exclusive procedure through which EPE may assume the ANPP Assumed Agreements.

          (d) The Other Parties, solely in their capacities as parties to, and/or participants under, the ANPP Assumed Agreements, acknowledge and agree that so long as this Agreement has been approved by an Approval Order (as defined in Section 9(a) hereof) in accordance with Section 9(a) hereof and has not been terminated under Sections 8(c) or 11 hereof, the Other Parties, solely in their capacities as parties to and/or participants under the ANPP Assumed Agreements, will not object to or vote for or against the Plan;

          (e) APS, as Operating Agent, will reasonably cooperate in required Nuclear Regulatory Commission proceedings and will assist in providing information for other regulatory proceedings (if any) required for the Assumption of the ANPP Assumed Agreements pursuant to this Agreement; and

          (f) If the Plan is amended, EPE will make all best efforts to ensure that the Plan will be consistent with the terms of this Agreement.

     9.   Procedures and Timing.

          (a) Promptly following the execution of this Agreement by all of the parties hereto, the parties hereto (and the Mediator, if he is agreeable) shall jointly file motions for approval of this Agreement. EPE shall use its best efforts to obtain an order of the Court approving its entry into this Agreement as provided in
          Section 10(b) hereof (the "Approval Order"). EPE agrees to the extension, as to the Other Parties, of any deadline that may otherwise be applicable to the Other Parties, to dates determined by the Court, for (i) filing objections or casting ballots on the Plan (which deadline as so extended shall not be prior to six (6) days after the entry of any order denying the joint motion referred to above); (ii) filing or completion of any pretrial stipulation, order, or schedule regarding confirmation of the Plan; (iii) completion of any discovery regarding confirmation of the Plan; or (iv) presentation of any evidence or examination of any witness in any hearing on confirmation of the Plan; and in the event of any termination of this Agreement (x) EPE and the Other Parties shall cooperate with each other in good faith to enable the Other Parties and EPE to make a full presentation of their positions during the confirmation proceedings, and (y) each of the Other Parties shall have the right to object to the Plan and to vote for or against confirmation of the Plan;

          (b) if, prior to the entry of the Approval Order, any change of circumstance occurs in the Case or under the Plan that is materially adverse to the Other Parties under the terms of this Agreement or under the ANPP Assumed Agreements, then, upon written notice by any of the Other Parties, this Agreement shall be void and without effect unless such change of circumstances is expressly waived by all of the Other Parties; provided, however, that the extensions granted or for which provision is made in subparagraph (a) above shall remain applicable for at least seven
          (7) days after the declaration by a Participant of a material adverse change; and

          (c) Subject to consent of the Mediator, EPE shall provide the Other Parties access, on a confidential basis, to a draft of the proposed settlement of issues relating to the Lease Litigation, including any proposed revision of any agreements related to the Palo Verde Leases (as such term is defined in the Plan). To the extent that any settlement among EPE and the parties to the Lease Litigation requires the consent of the Other Participants, the Other Participants will review the settlement in good faith, consistent with Section 15 of the Participation Agreement, and the required consent, if any, will not be unreasonably withheld. After the Court Approval Date, any agreement relating to the Lease Litigation or modification of such agreement, either in the Case or pursuant to the Plan, that violates any of the ANPP Assumed Agreements shall be addressed pursuant to the procedures under the ANPP Assumed Agreements. The Other Participants agree that, based solely on the description of the consensual treatment of Class 6, Class 12(a), and Class 12(b) (as such terms are defined in the Modified Third Amended Plan of Reorganization, as corrected September 15, 1993 (the "Current Plan")), as set forth in Section 3.8(A) and (C) and Section 3.14(A) and (B) of the Current Plan, and on the representations and warranties of EPE set forth below in this Section 9(c)(i) and (ii), the Other Participants agree to waive the requirement under the Participation Agreement, if any, for their consent to such consensual treatment. Assuming that Classes 6, 12(a), and 12(b) accept the consensual treatment set forth in Section 3.8(A) and (C) and Section 3.14(A) and (B) of the Current Plan, EPE hereby represents and warrants as of the Effective Date to the Other Participants that:

               (i) Reorganized EPE will not seek to be treated or classified as, and will not be deemed, a Transferee, as such term is defined in Section 15.10 of the Participation
               Agreement, and for all purposes of the Participation Agreement, Reorganized EPE will be deemed to have succeeded by operation of law to all of the rights and obligations of Reorganized EPE under the Participation Agreement and to have been previously a Participant thereunder; and

               (ii) the liabilities or obligations of Reorganized EPE with respect to its full 15.8 percent participant interest in the ANPP shall not be affected, released, or waived as a result of any release of Class 6 Claims, Class 12(a) Claims, and Class 12(b) Claims, and to the extent not covered by such Classes, any of the Lease Obligation Bondholders, Secured Lease Obligation Bondholders, Palo Verde Indenture Trustees, Funding Corporations, Owner Trustees, Owner Trusts, and Owner Participants (as such terms are defined in the Plan) under any provision of the Plan, the OP Settlement, or the Settlement Agreements (as such terms are defined in the Plan) or otherwise in the Case from any liability or obligation with respect to ANPP or the Palo Verde Leases; and Reorganized EPE agrees to indemnify the Other Participants and hold them harmless to the extent that any of said releases results in any of the Other Participants becoming obligated for more than their respective participant interests; provided, however, that Reorganized EPE's obligation to indemnify the Other Participants hereunder shall in no event result in payments by Reorganized EPE in respect of any such liability or obligation which, in the aggregate, per occurrence, exceed an amount equal to EPE's proportionate Participant - share in ANPP.

          A further condition to the Other Parties' waiver of consent pursuant to this Section 9(c) is that, as of the Effective Date, neither the "OP Settlement" (as defined in the Plan) or amendments to the Plan shall materially and adversely affect the Other Participants.

     10. Conditions to Binding Effect; Persons Bound; Assignments. If, between the date this Agreement is executed and the Court Approval Date, the Other Parties have not terminated this Agreement in accordance with Section 9(b) hereof, this Agreement will become binding upon EPE and the Other Parties on the earliest date upon which all of the following have occurred: (a) this Agreement has been executed and delivered by EPE and each of the Other Parties; (b) an order of the Court approving this Agreement has been entered; (c) at least ten (10) days have elapsed since the date such order was entered by the Court, and no stay of the order approving this Agreement is in effect; and (d) EPE and APS have executed and delivered the Limited Waiver. This Agreement shall be binding upon and inure to the benefit of EPE and each of the Other Parties and their respective successors and assigns, including Reorganized EPE; provided, however, that (i) the requirement in subpart (c) of the preceding sentence can be waived by EPE and Other Parties. None of the parties hereto may assign any of its rights or obligations hereunder except to a party who, concurrently with such assignment, becomes a Participant pursuant to and in accordance with the Participation Agreement with respect to the assigning person's interest in ANPP. Any person who becomes a Participant shall be bound by this Agreement.

     11. Termination. (a) During the period after the Court Approval Date and on or prior to the Confirmation Date, this Agreement will terminate and be of no further force or effect in the event that: (i) confirmation of the Plan is denied by the Court; (ii) the Plan is withdrawn by EPE; or (iii) there is any change in the Plan as on file on the Court Approval Date or in the Case which materially and adversely affects any of the Other Parties, in their reasonable discretion, and any of the Other Parties so affected promptly shall have notified EPE and each of the Other Parties of the same.

     (b) In the event that, on or prior to the Confirmation Date, any of the Other Parties notifies EPE that it is not in compliance with this Agreement, EPE or any of the Other Parties shall have the right, on the earlier to occur of (i) five business days after the date that such notice was sent by facsimile transmission with receipt confirmed or
     (ii) the Confirmation Date, to declare this Agreement to be terminated and of no further force and effect. Upon such a termination, any extensions provided under Section 9 or provided under any separate stipulations of the parties shall survive and control.

     (c) Notwithstanding that this Agreement shall have become binding and shall not have been terminated prior to the Confirmation Date, EPE and the Other Parties shall have the right to declare this Agreement to be terminated and of no further force and effect subject to the provisions of Section 11(d) hereof in the event that (i) the Plan is revoked in accordance with its terms or (ii) the Confirmation Order is vacated.

     (d) In the event that one or more of the conditions to binding effect contained in Section 10 hereof are not satisfied or are not waived or this Agreement shall have been terminated in accordance with its terms:
     (i) the parties agree that the Stipulation shall continue to control issues between EPE and the Other Parties pending any further order of the Court; and (ii) this Agreement and the agreements and recitals set forth herein will have no further force and effect and may not be utilized in any subsequent proceeding or court; provided, however, in the event of any termination of this Agreement, any extensions provided under Section 9 or provided under any separate stipulations of the parties shall survive and remain as a binding requirement and agreement of EPE and the Other Parties.

     12. Preservation of Certain EPE or PNM Rights, Claims and Remedies. Nothing in this Agreement shall impair or modify any right, claim, or remedy of EPE or PNM in connection with the issues described in Appendix A of the Transition Agreement, dated September 2, 1993, between PNM and EPE (the "Transition Agreement") or waive any default of EPE or PNM that may exist pursuant to any agreement (collectively, the "Preserved Claims"); provided, however:

          (a) PNM and EPE agree that (i) PNM will not assert a non-monetary default by EPE under the ANPP Assumed Agreements as a bar to Assumption of the ANPP Assumed Agreements by EPE pursuant to this Agreement, and (ii) PNM or EPE will not assert a non-monetary default by either PNM or EPE under the ANPP Assumed Agreements at any time prior to or on the Confirmation Date;

          (b) If (i) the Transition Agreement terminates and EPE and PNM are unable to reach the Amended Interim Agreement contemplated by the Transition Agreement, and (ii) PNM or EPE determines that the party contemplating the claim is itself materially and adversely affected in its ability to import remote generation as a result of EPE or PNM import of generation entitlement from PVNGS, then PNM or EPE may pursue any and all Preserved Claims after the Confirmation Date; and

          (c) In no event shall PNM or EPE assert prior to the Confirmation Date that a default under the Transition Agreement, the Interim Transmission Agreement and Agreement to Arbitrate Between EPE and PNM, or any other agreement may or shall constitute a default under any of the ANPP Assumed Agreements.

     Except as provided in this Section 12, PNM and EPE will be governed by the terms of this Agreement, including the waivers and releases in
     Section 3 and in the Release.

     13. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Arizona.

     14. Execution in Counterparts. This Agreement may be executed in any number of counterparts.

     15. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     16. Modification, Waiver, Etc. No amendment, modification, supplement, waiver, or consent made hereunder shall be effective unless in writing and signed, in the case of an amendment, modification, or supplement, by all of the parties hereto, and, in the case of a waiver or consent, by the party or parties making such waiver or consent.

     17. Notices. Any and all notices with respect to this Agreement shall be in writing, both by facsimile transmission and by first class mail, directed as follows:

     To EPE and Palo Verde Owners
     Corporate Secretaries:

               To EPE
               Eduardo Rodriguez
               303 Oregon Street
               El Paso, Texas  79901

               To APS
               Nancy C. Loftin
               400 N. 5th Street
               Sta. 9068
               Phoenix, Arizona 85004

               To PNM
               Patrick T. Ortiz
               Alvarado Square
               MS 0804
               Albuquerque, New Mexico 87158

               To SRP
               William K. O'Neal
               P.O. Box 52025
               PAB 215
               Phoenix, Arizona 85072

               To SCE
               Kenneth S. Stewart
               2244 Walnut Grove Avenue
               Room 330
               Rosemead, California 91770

               To LADWP
               Judith K. Kasner
               111 N. Hope Street
               Room 1555
               Los Angeles, California 90051

               To SCPPA
               Eldon A. Cotton
               111 N. Hope Street
               Room 1155
               Los Angeles, California 90051


To Counsel:

               To EPE
               Bryan Krakauer
               SIDLEY & AUSTIN
               One First National Plaza
               Chicago, IL 60603

               To APS
               Donald L. Gaffney
               SNELL & WILMER
               One Arizona Center
               400 E. Van Buren
               Phoenix, AZ 85004-0001

               To SRP
               Gary Keltner
               JENNINGS, STROUSS & SALMON
               2 North Central, Suite 1600
               Phoenix, AZ 85004-2393

               To CSW
               Joris M. Hogan
               MILBANK, TWEED, HADLEY & McCLOY
               One Chase Manhattan Plaza
               New York, NY  10005


Except as otherwise provided in this Agreement, Notices shall be deemed to be received upon the earlier to occur of, (i) in the case of facsimile transmission, receipt by the party to whom such notice is addressed, and
(ii) in the case of delivery by first class mail, on the third business day following the date upon which the notice is mailed. During the confirmation hearing, all notices hereunder to counsel attending the hearing shall also be made by hand delivery.

EPE   agrees  that  a  representative  of  management  from  APS  (the  "APS
Representative") will receive all notices and/or documents that are provided to the Oversight Committee, as that term is defined in the Plan.

                                       EL PASO ELECTRIC COMPANY


                                       By:         David H. Wiggs
                                          __________________________________
                                       Its:  Chairman and Chief Operating
                                             Officer
                                           _________________________________

                                       ARIZONA PUBLIC SERVICE COMPANY


                                       By:         William F. Conway
                                          __________________________________
                                       Its:  Executive Vice President -
                                             Nucleur
                                           _________________________________

                                       SALT RIVER PROJECT AGRICULTURAL
Attest:                                IMPROVEMENT AND POWER DISTRICT


By:                                    By:         David G. Areghini
   _______________________________        __________________________________
Its:                                   Its:  Associate General Manager,
                                             Power, Construction &
                                             Engineering Svcs
    ______________________________         _________________________________

                                       SOUTHERN CALIFORNIA EDISON COMPANY


                                       By:     Harold B. Ray
                                          __________________________________
                                       Its:  Sr. Vice President
                                           _________________________________

                                       PUBLIC SERVICE COMPANY OF
                                       NEW MEXICO


                                       By:       M. Phyllis Bourque
                                          __________________________________
                                       Its:      Sr. Vice President
                                           _________________________________

                                       SOUTHERN CALIFORNIA PUBLIC
Attest:                                POWER AUTHORITY


By:     Glenda L. Robinson             By:        Eldon A. Cotton
   ______________________________         __________________________________
Its:  Administrative Secretary         Its:            Agent
    _____________________________          _________________________________

                                       DEPARTMENT OF WATER AND POWER OF
Attest:                                THE CITY OF LOS ANGELES


By:     Glenda L. Robinson            By:        Eldon A. Cotton
   ______________________________         __________________________________
Its:  Administrative Secretary         Its: Assistant General Manager- Power
    _____________________________          _________________________________


                                 Schedule 1

                               TAX AGREEMENTS


          1. That certain letter agreement, dated August 14, 1986, from Arizona Public Service Company ("APS"), El Paso Electric Company ("EPE") and Public Service Company of New Mexico ("PNM"), addressed to Southern California Edison Company ("SCE"), Re: "Arizona Public Service Company, El Paso Electric Company and Public Service Company of New Mexico: Refinancing of Interests in Palo Verde Nuclear Generating Station" (the "Indemnity Letter").

          2. That certain Contribution Agreement, dated as of August 14, 1986, by and between APS, EPE and PNM, relating to the Indemnity Letter.

          3. That certain letter agreement, dated August 21, 1986, from APS, EPE and PNM, addressed to SCE, amending the Indemnity Letter.

          4. That certain letter agreement, dated December 2, 1986, from APS, EPE and PNM, addressed to SCE, further amending the Indemnity Letter.

          5. Any similar agreement(s) entered into by EPE in connection with EPE's 1987 sale/leaseback transactions.

          6. Any indemnity agreements entered into between APS and EPE whereby EPE indemnified APS for any liabilities arising out of APS delivering Annual Reports of Operating Agent (relating to PVNGS insurance) under EPE's sale/leaseback transactions.

          7. Indemnity Agreement, effective as of December 29, 1983, between APS and EPE relating to the issuance of $63,500,000 principal amount of Annual Tender Pollution Control Revenue Bonds, 1983 Series A (El Paso Electric Company Palo Verde Project), and other indemnity agreements, if any, relating to other pollution control bond issuances on behalf of EPE.


                                 Schedule 2

                   SWITCHYARD AND TRANSMISSION AGREEMENTS*


          Those agreements, contracts, leases, purchase orders and other documents shown on the attached Annex A.











_______________

     * "Agreements, contracts, leases, purchase orders and other similar documents" are referred to collectively herein as "Agreements." By generating the attached Annex A, the Switchyard Participants and the Valley Transmission Participants have made a good faith effort to list all ongoing active Agreements currently in effect at or with respect to the ANPP High Voltage Switchyard and the Valley Transmission System. This list is subject to change at any time as old Agreements expire, existing Agreements are amended or are extended, and new Agreements are entered into. The parties to the Cure and Assumption Agreement to which this Schedule 2 is attached agree that the listing of these Agreements is not intended to, and will not, limit the liabilities and obligations of EPE as a Switchyard Participant or as a Valley Transmission Participant in common with the other such participants with respect to any and all Agreements in effect or to be in effect at or with respect to the ANPP High Voltage Switchyard and the Valley Transmission System, whether or not listed hereon.


                                   ANNEX A


          The following agreements as the same shall have been amended to date:

          1. ANPP Kyrene 500/230 KV Switchyard Interconnection Agreement, effective on or about July 24, 1980.

          2. Palo Verde-North Gila Line ANPP High Voltage Switchyard Interconnection Agreement, effective on or about June 7, 1984.

          3.   ANPP   Transmission   Project-Westwing   Switchyard   Amended
Interconnection Agreement, effective on or about August 14, 1986.

          4. All other agreements of any type or nature entered into by SRP as operating agent relating to the ANPP High Voltage Switchyard and/or the Valley Transmission System.


                                 Schedule 3

                              ANPP AGREEMENTS*


          Those agreements, contracts, leases, purchase orders and other documents shown on the attached computer-generated Annex A and the attached Annex B.


_______________

     * "Agreements, contracts, leases, purchase orders and other similar documents" are referred to collectively herein as "Agreements." By generating the attached Annex A and Annex B, the Participants have made a good faith effort to list all ongoing active Agreements currently in effect at or with respect to ANPP. This list is subject to change at any time as old Agreements expire, existing Agreements are amended or are extended, and new Agreements are entered into. The parties to the Cure and Assumption Agreement to which this Schedule 3 is attached agree that the listing of these Agreements is not intended to, and will not, limit the liabilities and obligations of EPE as a Participant in ANPP in common with the Other Participants with respect to any and all Agreements in effect or to be in effect at or with respect to ANPP, whether or not listed hereon.

                                   ANNEX A
                                  [Omitted]

                                   ANNEX B


          The following agreements as the same shall have been amended to date:

          1. Agreement for Construction of Arizona Nuclear Power Project, dated as of January 15, 1973, between APS, as Agent for all Participants in Arizona Nuclear Power Project, and Bechtel Power Corporation.

          2. Agreement for Engineering and Procurement Services, dated as of January 15, 1973, between APS, as Project Manager of Arizona Nuclear Power Project, and Bechtel Power Corporation.

          3. Agreement No. 13904 - Option and Purchase of Effluent, dated as of April 23, 1973, among APS and the Cities of Phoenix, Glendale, Mesa, Scottsdale, and Tempe, the Town of Youngtown, and Salt River Project Agricultural Improvement and Power District.

          4. Nuclear Steam Supply System Contract, dated as of August 20, 1973, between APS as Project Manager of Arizona Nuclear Power Project and Combustion Engineering, Inc.

          5. Turbine Generator Contract, dated as of March 21, 1974, between APS, as Project Manager and Operating Agent for Palo Verde Nuclear Generating Station, and General Electric Company.

          6. Supplemental Agreement of Settlement, dated June 2, 1980, between APS, Salt River Project Agricultural Improvement and Power District, Southern California Edison Company, Public Service Company of New Mexico, El Paso Electric Company, Arizona Electric Power Corporation Inc., and The Department of Energy, ANPP.

          7. Agreement for Delivery of Natural UF6, dated June 2, 1980, between APS, Salt River Agricultural Improvement and Power District, Southern California Edison Company, Public Service Company of New Mexico, El Paso Electric Company, Arizona Electric Power Cooperative, Inc., and the Department of Energy, ANPP.

          8. Agreement for the Sale and Purchase of Wastewater Effluent, dated as of June 12, 1981, between APS, Salt River Project Agricultural Improvement and Power District and the City of Tolleson, as amended by Amendment No. 1 thereto dated as of November 12, 1981, and Amendment No. 2 thereto dated as of June 4, 1986.

          9. Master Purchase and Sale Agreement for Renewal Parts and Factory Repair Work for Palo Verde Nuclear Steam Supply Systems and Related Equipment, dated as of August 14, 1981, between APS and Combustion Engineering, Inc.

          10. Master Purchase and Sale Agreement for Renewal Parts and Factory Repair Work for Palo Verde Turbine Generators and Auxiliary Drive Turbines, dated as of August 6, 1982, between APS as agent for all Participants in Palo Verde Nuclear Generating Station and General Electric Company.

          11. Master Agreement between APS and Singer Link-Miles Simulation Corporation - Agreement No. PV 89-20903, dated as of July 27, 1989.

          12. Contract, dated July 17, 1991 Under Master Agreement Between APS and Simulation, Systems & Services Technologies for the Procurement of a Second Simulator for the Palo Verde Nuclear Generating Station.

          13. All purchase orders entered into by the Project Manager or the Operating Agent relating to ANPP.

          14.  All software and other licensing agreements relating to ANPP.

          15. All agreements for legal services or support entered into by the Operating Agent relating to ANPP.

          16. All settlement agreements entered into by the Project Manager or the Operating Agent relating to ANPP.

          17.  All  agreements  for   confidentiality,  indemnification   or
waivers entered into by the Project Manager or the Operating Agent relating to ANPP.

          18. All other agreements of any type or nature entered into by the Project Manager or the Operating Agent relating to ANPP.


                                 Appendix A



                   AGREEMENT REGARDING ASSERTION OF CLAIMS

          This AGREEMENT is by and between El Paso Electric Company, a Texas corporation ("EPE") and Arizona Public Service Company, an Arizona corporation ("APS"), individually and as Operating Agent (the "Operating Agent") under the Arizona Nuclear Power Project ("ANPP") Participation Agreement dated as of August 23, 1973, as amended by Amendment Nos. 1 through 13 thereto (the "Participation Agreement").

          WHEREAS, EPE has commenced a voluntary case under Chapter 11 of the United States Bankruptcy Code (11 U.S.C. Sections 101-1330) which is currently pending in the United States Bankruptcy Court for the Western District of Texas (the "Court"), Case No. 92-10148 FM (the "Bankruptcy Action"); and

          WHEREAS, this Agreement is being executed in connection with and as an integral part of that certain Cure and Assumption Agreement dated as of November __, 1993 among EPE, APS, and other parties (the "Assumption Agreement");

          WHEREAS, capitalized terms used herein and not otherwise defined will have the meanings assigned to such terms in the Assumption Agreement;

          WHEREAS, Section 5 of the Assumption Agreement contemplates execution of this Agreement by EPE and APS, and execution of the Release by EPE, APS and each of the Other Parties on the Effective Date;

          WHEREAS, upon the Release becoming effective under Section 2 of the Release, each Participant will release each other Participant from certain claims (the "Released Claims"); and

          WHEREAS, pursuant to the Plan, EPE and CSW have entered into an Agreement and Plan of Merger dated as of May 3, 1993, as amended on May 18, 1993, and August 27, 1993, and as may hereafter be amended (the "Merger Agreement") providing for the acquisition of EPE by CSW by means of a merger (the "Merger") between EPE and a wholly-owned, special purpose subsidiary of CSW.

          WHEREAS, the Release shall be effective only upon the "Effective Date" of the Merger (as that term is defined in the Plan of Reorganization (the "Merger Effective Date"), but shall have absolutely no force and effect and shall be null and void if the Merger Agreement is terminated, it being the express intention of EPE and APS that if the Merger is not fully consummated, the Release Claims can be pursued by EPE and APS in the same manner and with the same effect as if these Released Claims were to be the subject of litigation and/or arbitration instituted as of the day of the signing of this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, the parties hereto agree as follows:

          A. EPE and APS acknowledge and stipulate that: (i) APS and EPE are parties to the Bankruptcy Action pending before the Court; and (ii) as of the date of the execution of this Agreement, APS and EPE each could exercise whatever right that party has, if any, to commence litigation to adjudicate the Released Claims and assert defenses against the other party. Nothing herein will impair EPE's right to assert that the Released Claims could, as of the date of execution of this Agreement, be litigated before the Court and nothing herein will prohibit APS from asserting any contrary position relating to the appropriate forum for any such litigation.

          B. Consistent with part F below, in the event that the Merger Agreement is terminated according to its terms and action is taken by filing a claim or initiating an arbitration proceeding to adjudicate the Released Claims on or before ninety (90) days from the date upon which the Assumption Agreement is terminated:

               (1) EPE and APS each agrees that the rights and protections granted to them by the following two sentences of Section 21.5.2 of the Arizona Nuclear Power Project Participation Agreement are hereby relinquished and shall not apply to any litigation or dispute between EPE and APS to adjudicate the Released Claims: "A claim based on Willful Action must be perfected by filing suit in a court of competent jurisdiction within three years after the Willful Action occurs. All claims made thereafter relating to the same Willful Action shall be barred by this Section 21.5.2."; and

               (2) the party against which Released Claims are brought shall not assert a defense to those claims based upon any period of limitation, whether prescribed by regulation or applicable law or contract provision.

          C. EPE and APS each consent to the entry of an order by the Court (the "Approval Order") incorporating the terms of this Agreement and providing that: (i) the terms of this Agreement are binding upon EPE and APS; (ii) subject to part F(i) below, any period of limitation that arises from applicable law, regulation or contract provision that is applicable to the Released Claims shall be suspended so that the period of limitation will not expire prior to ninety (90) days after the date upon which the Assumption Agreement is terminated; and (iii) the Court will retain jurisdiction over EPE and APS to interpret and enforce the Approval Order and this Agreement.

          D.   Upon the  execution  of this  Agreement,  EPE and  APS  shall
cooperate  to  secure prompt  entry  of the  Approval  Order.   EPE  and APS
stipulate that entry of any order approving and/or enforcing the terms of this Agreement is necessary and appropriate (within the meaning of 11 U.S.C.
Section 105) to implement the Plan. APS and EPE reserve the right to contest the content of such an order other than the Approval Order.

          E. EPE and APS agree that each party will be deciding whether to commence or to forgo commencing litigation to adjudicate the Released Claims in reliance upon the provisions of this Agreement.

          F. Except as provided in this Agreement, nothing herein shall be deemed to: (i) revive or make actionable any claims that, as of the date of execution of this Agreement and entry by the Court of the Approval Order, are already time-barred by operation of any applicable limitation period, including, but not limited to, Section 21.5.2 of the Participation Agreement; or (ii) cause either APS (individually or as Operating Agent) or EPE to waive any claim or defense available to either party, including, but not limited to, those provided under Section 21.5.2 of the Participation Agreement or other applicable statutes of limitation, other than as provided in this Agreement, until release occurs pursuant to the terms of the Assumption Agreement on the Effective Date.

          G. If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable, that provision may be severed from this Agreement and the remainder of this Agreement shall remain in full force and effect.

          H.   This Agreement  shall be binding upon  the signatories, their
predecessors,   successors,   assigns,    affiliated   entities,    parents,
subsidiaries and upon Reorganized EPE.

          I.   This Agreement may be executed in any number of counterparts.

                         EL PASO ELECTRIC COMPANY

                         By:___________________________

                         Its:__________________________


                         ARIZONA PUBLIC SERVICE COMPANY

                         By:___________________________

                         Its:__________________________


                                 Appendix B


                                   RELEASE


     This RELEASE is made as  of                  , 199  , by and among  the
Participants who are parties to the Arizona Nuclear Power Project Participation Agreement dated as of August 23, 1973, as amended by Amendment Nos. 1 through 13 thereto (the "Participation Agreement"). Capitalized terms used herein and not otherwise defined herein will have the meanings assigned to such terms in the Cure and Assumption Agreement dated as of
        , 199_ among El Paso Electric Company ("EPE") and the Other Parties (the "Assumption Agreement").

     WHEREAS, this Release is being executed in connection with and as an integral part of the Assumption Agreement; and

     WHEREAS, when used hereinafter, the terms "Participants" and "Other Participants" will include the Project Manager and the Operating Agent.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein and in the Assumption Agreement, the parties hereto agree as follows:

     1. Release. Except as otherwise expressly stated herein, each of the Participants hereby releases each other Participant and each of their respective past and present subsidiaries, affiliates, agents, officers, directors, and employees (collectively, the "Released Parties") of and from all causes of action, suits, claims, and demands whatsoever, in law or in equity, whether based on contract, tort, or otherwise, and whether or not based on active or passive negligence or Wilful Action of any person, which any such Participant or any of their respective subsidiaries or affiliates ever had or now has on account of or by reason of any breach or default under the Participation Agreement arising or existing on or prior to the Petition Date, arising out of or relating to the outages at any Generating Unit at ANPP commencing in 1989. Notwithstanding anything to the contrary herein, nothing herein shall be interpreted or deemed to release any Participant from any obligation to perform all of its duties and fulfill all of its responsibilities under and in strict compliance with the Participation Agreement, any of the ANPP Assumed Agreements, or otherwise with respect to ANPP from and after the date of execution hereof.

     2. Effective Date. This Release shall become effective only upon (a) the execution and delivery hereof by all parties hereto and (b) satisfaction of all conditions to effectiveness of the Assumption Agreement and the effectiveness thereof as provided in paragraph 10 thereof, and, except as provided below, thereafter this Release shall be binding upon and inure to the benefit of each of the Participants and the other Released Parties and their respective successors and assigns.

     3. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Arizona.

     4. Execution in Counterparts. This Agreement may be executed in any number of counterparts.

                                       EL PASO ELECTRIC COMPANY


                                       By:_________________________________
                                       Its:________________________________

                                       ARIZONA PUBLIC SERVICE COMPANY


                                       By:_________________________________
                                       Its:________________________________

                                       SALT RIVER PROJECT AGRICULTURAL
Attest and Countersign                 IMPROVEMENT AND POWER DISTRICT


_________________________________      ____________________________________
Its:_____________________________      Its:________________________________

                                       SOUTHERN CALIFORNIA EDISON COMPANY


                                       By:_________________________________
                                       Its:________________________________

                                       PUBLIC SERVICE COMPANY OF
                                       NEW MEXICO


                                       By:_________________________________
                                       Its:________________________________

                                       SOUTHERN CALIFORNIA PUBLIC
Attest:                                POWER AUTHORITY


_________________________________      By:_________________________________
Its:_____________________________      Its:________________________________

                                       DEPARTMENT OF WATER AND POWER OF
Attest:                                THE CITY OF LOS ANGELES


_________________________________      By:_________________________________
Its:_____________________________      Its:________________________________



Accepted and Agreed:

CENTRAL AND SOUTH WEST CORPORATION



By:______________________________
Its:_____________________________